UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Dana Holding Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 1, 2016, Dana Holding Corporation amended its Second Restated Certificate of Incorporation to change its corporate name to Dana Incorporated (the “Company”). The corporate name change was effected pursuant to Section 242 of the Delaware General Corporation Law by filing a Certificate of Amendment to the Second Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State.

Effective August 1, 2016, the Company amended and restated its Bylaws (the “Amended Bylaws”) to reflect the corporate name change.

The CUSIP number for the Company’s common stock will remain 235825205. The Company’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “DAN.”

The Certificate of Amendment and the Amended Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Restated Certificate of Incorporation of Dana Holding Corporation, effective as of August 1, 2016.

3.2	Amended and Restated Bylaws of Dana Incorporated, effective as of August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: August 1, 2016	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Restated Certificate of Incorporation of Dana Holding Corporation, effective as of August 1, 2016.

3.2	Amended and Restated Bylaws of Dana Incorporated, effective as of August 1, 2016.